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                                                                     EXHIBIT 3.1

                                 RESTATED BYLAWS
                                       OF
                                   ITEQ, INC.*


                                    ARTICLE I

                                     OFFICES

                  Section 1. Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the Amended and Restated Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the board of directors in the manner provided by law. Should the Corporation maintain a principal office or place of business within the State of Delaware, such registered office need not be identical to such principal office or place of business of the Corporation.

                  Section 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. Place of Meetings. All meetings of the stockholders will be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as may be determined by the board of directors and stated in the notice of the meeting or in duly executed waivers of notice the meeting.

                  Section 2. Annual Meetings. An annual meeting of the Corporation's stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the board of directors from time to time; provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of


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         *The Amended and Restated Bylaws of the Company were adopted by the board of directors on July 23, 1997, and became effective on the Effective Date of the ITEQ/Astrotech merger, which occurred as of 4:01 p.m. Eastern Standard Time on October 28, 1997, and were amended by the board of directors on September 20, 1999. These Restated Bylaws are a restatement of the Amended and Restated Bylaws, as amended.

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the board of directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, no less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that if the date of the annual meeting is more than 60 days later than the anniversary date of the immediately preceding annual meeting, notice by the stockholder, to be timely, must be received not later than the close of business on the tenth day following the earlier of (a) the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders and (b) the date on which the date of the meeting is first disclosed to the public. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such proposal, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and
(d) any material interest of the stockholder in such business. In addition, if the stockholder's ownership of shares of the Corporation, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Notwithstanding anything else in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business that was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

                  Section 3. Postponement or Adjournment of Meetings. The board of directors may, at any time prior to the holding of a meeting of shareholders, postpone such meeting to such time and place as is specified in the notice of postponement of such meeting, which notice shall be given in accordance with
Article VI of these bylaws at least ten days before the date to which the meeting is postponed. In addition, any meeting of the stockholders may be adjourned at any time by the Chairman of the Board or such other person who shall be lawfully acting as chairman of the meeting, if such adjournment is deemed by the chairman of the meeting to be a reasonable course of action under the circumstances.

                  Section 4. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.

                  Section 5. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may only be called by the President, the Chairman of the Board, or the Chief Executive Officer.

                  Section 6. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, will be served upon


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or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.

                  Section 7. Business at Special Meeting. Business transacted at all special meetings will be confined to the purpose or purposes stated in the notice.

                  Section 8. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, will be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during usual business hours, for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or, if not so specified, at the place where the meeting is to be held. Such list will also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

                  Section 9. Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these bylaws. If, however, a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting or a majority of the shares of stock, present in person or represented by proxy, although not constituting a quorum, shall have power to postpone or recess the meeting without notice other than announcement at the meeting of the date, time and place of the postponed or recessed meeting. At any such adjourned meeting at which a quorum is represented any business may be transacted which might have been transacted at the meeting as originally noticed.

                  Section 10. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented at the meeting in person or by proxy will decide any question brought before the meeting, unless the question is one upon which, by statute or express provision of the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

                  Section 11. Proxies. At any meeting of the stockholders every stockholder having the right to vote will be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney in fact and bearing a date not more than eleven months prior to the date of the meeting.

                  Section 12. Voting. Unless otherwise provided by statute, the Certificate of Incorporation or these bylaws, each stockholder will have one vote for each share of stock having voting power, registered in his name on the books of the Corporation.


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                  Section 13. Voting of Stock of Certain Holders; Elections;
Inspections. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officers, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of the fiduciary. Shares standing in the name of a receiver may be voted by the receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

                  If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given in written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                  (a) If only one votes, his act binds all;

                  (b) If more than one vote, the act of the majority so voting binds all;

                  (c) If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court.

                  All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting, a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by ballot, unless otherwise provided in the Certificate of Incorporation.

                  At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate


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of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as inspector.


                                   ARTICLE III

                               BOARD OF DIRECTORS

                  Section 1. Powers. The business and affairs of the Corporation will be managed by a board of directors. The board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or these bylaws directed or required to be exercised or done by the stockholders.

                  Section 2. Number of Directors. The number of directors which constitute the whole board will be no less than three and no more than twelve, as such number shall be determined by resolution of the board of directors from time to time or, if such number is not so determined, the number shall be seven; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

                  Section 3. Nomination. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the Corporation may be made by or at the direction of the board of directors or by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3, who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section 3.

                  Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder, to be timely, must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or prior public disclosure of the meeting date was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder


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and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

                  The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 3, and if he shall so declare, the defective nomination shall be disregarded.

                  Section 4. Election and Term. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 5 of this
Article III, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the Corporation.

                  Section 5. Vacancies. If any vacancy occurs in the Board of Directors caused by the death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the resulting vacancy or the newly created directorship; and a director so chosen shall hold office until the next election and until his successor shall be duly elected and shall qualify, unless sooner removed.

                  Section 6. Resignation; Removal. Any director may resign at any time. Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.


                                   ARTICLE IV

                      MEETINGS AND COMMITTEES OF THE BOARD

                  Section 1. First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary; or the board may meet for such purpose at such place and time as is fixed by the consent in writing of all the directors.

                  Section 2. Regular Meetings. Regular meetings of the board may be held at such time and place either within or without the State of Delaware and with such notice or without notice as is determined from time to time by the board.


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                  Section 3. Special Meetings. Special meetings of the board may be called by the President or the Chairman of the Board of directors on one day's notice to each director, either personally or by mail, telegram or facsimile transmission. Special meetings will be called by the President or the Secretary in like manner and on like notice upon the written request of any director.


                  Section 4. Quorum and Voting. At all meetings of the board, a majority of the directors will be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

                  Section 5. Telephone Meetings. The directors may hold their meetings in any manner permitted by law. Without limitation, at any meeting of the board, a member may attend by telephone, radio, television, interactive media or similar means of communication by means of which all participants can hear each other and which permits him to participate in the meeting, and a director so attending will be deemed present at the meeting for all purposes, including the determination of whether a quorum is present.

                  Section 6. Action by Written Consent. Any action required or permitted to be taken by the board of directors or the executive committee, if one is established, under applicable statutory provisions, the Certificate of Incorporation, or these bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or executive committee, as the case may be, and filed with the minutes of the proceedings of the directors or executive committee, as the case may be.

                  Section 7. Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, establish one or more committees. Each committee shall consist of one or more members of the board. Members of committees of the board of directors shall be elected annually by vote of a majority of the board. Presence of a majority of the committee members shall constitute a quorum at committee meetings. A Committee may act by majority vote of its voting members present at a meeting. Each committee shall have and may exercise such of the powers of the board of directors in the management of the business and affairs of the Corporation as may be provided in these bylaws or by resolution of the board of directors. Each committee may authorize the seal of the Corporation to be affixed to any document or instrument. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of a committee may be called by any member of the committee by written, telegraphic, facsimile or telephonic notice to all members of the committee and shall be at such time and place as shall be stated in the notice of such meeting. Any member of a committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment. In the absence or disqualification of a member of


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any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum may, if deemed advisable, unanimously appoint another member of the board to act at the meeting in the place of the disqualified or absent member. Each committee may fix such other rules and procedures governing conduct of its meetings as it shall deem appropriate.


                                    ARTICLE V

                            COMPENSATION OF DIRECTORS

                  The Board of Directors shall have the authority to fix the compensation of directors. The board shall also have the authority to fix the compensation of members of committees of the board. No provision of these bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE VI

                                     NOTICES

                  Section 1. Methods of Notice. Whenever any notice is required to be given to any stockholder under the provisions of any statute, the Certificate of Incorporation or these bylaws, it will not be construed to require personal notice, but such notice may be given in writing by mail addressed to such stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid.

                  Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except as otherwise provided by statute.


                                   ARTICLE VII

                                    OFFICERS

                  Section 1. Executive Officers. The officers of the Corporation shall consist of President, Vice President, Treasurer, and Secretary, each of whom shall be elected by the board of directors. The board of directors may also elect a chairman of the board, chief executive officer, chief


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operating officer, chief financial officer, additional vice presidents, and one or more assistant secretaries and assistant treasurers. The chairman of the board shall not be an officer of the Corporation unless otherwise expressly set forth in a duly adopted resolution of the board of directors. Any two or more offices may be held by the same person, and none of the officers of the Corporation need be directors, except that the chairman of the board must be a director, whether or not he is an officer, of the Corporation.

                  Section 2. Other Officers and Agents. The board may elect or appoint such other officers, assistant officers and agents as it deems necessary, who will hold their offices for such terms and shall exercise such powers and perform such duties as determined from time to time by the board.


                  Section 3. Compensation. The compensation of all officers of the Corporation will be fixed by the board of directors except as otherwise directed by the board.

                  Section 4. Term, Removal and Vacancies. The officers of the Corporation will hold office until their resignation or their successors are chosen and qualify. Any officer, agent or member of the executive committee elected or appointed by the board of directors may be removed at any time by the board of directors; provided, that such removal shall be without prejudice to the contract rights, if any, of the removed party. If any such office becomes vacant for any reason, the vacancy will be filled by the board of directors.

                  Section 5. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at meetings of the board of directors and stockholders. The chairman shall have such powers and duties as may from time to time be prescribed by duly adopted resolutions of the board of directors.

                  Section 6. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall preside at meetings of the board of directors and stockholders if there is no chairman of the board or in his absence. The Chief Executive Officer shall formulate and submit to the board of directors or the executive committee, if any, matters of general policy of the Corporation and shall supervise and have overall responsibility for the business, administration and operations of the Corporation. In general, he shall perform all duties as from time to time may be assigned to him by the board. He shall from time to time make such reports of the affairs of the Corporation as the board may require.

                  Section 7. President, Chief Operating Officer, and Chief Financial Officer. The President, the Chief Operating Officer and the Chief Financial Officer shall have such duties as shall be assigned to each from time to time by the Chairman of the Board, the Chief Executive Officer and the board. During the absence of the Chief Executive Officer or during his inability to act, the President shall exercise the powers and shall perform the duties of the Chief Executive Officer, subject to the direction of the Board of Directors. Subject to any limitations imposed on such officers


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by the Board of Directors, each such officer shall have the power and authority to take actions necessary for the proper performance of his duties.

                  Section 8. Vice Presidents. The Vice Presidents, in the order determined by the board of directors, will, in the absence or disability of the President, perform the duties and exercise the powers of the President, and will perform such other duties as the board of directors and President may prescribe.

                  Section 9. Secretary. The Secretary will attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and will perform like duties for the standing committees of the board when required. He will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and will perform such other duties as may be prescribed by the board of directors, the Chief Executive Officer and the President. He will keep in safe custody the seal of the Corporation and, when authorized by the board, affix the seal to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary.


                  Section 10. Assistant Secretaries. The assistant secretaries in the order determined by the board of directors will perform, in the absence or disability of the Secretary, the duties and exercise the powers of the Secretary and will perform such other duties as the board of directors, the Chief Executive Officer and the President may prescribe.

                  Section 11. Treasurer. The Treasurer will have the custody of the Corporate's funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The Treasurer will disburse the funds of the Corporation as may be ordered by the board, and will render to the board of directors, the Chief Executive Officer and the President, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

                  Section 12. Assistant Treasurers. The Assistant Treasurers in the order determined by the board of directors, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and will perform such other duties as the board of directors and President may prescribe.


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                                  ARTICLE VIII

                             SHARES AND STOCKHOLDERS

                  Section 1. Certificates Representing Shares. The certificates representing shares of the Corporation will be numbered and entered in the books of the Corporation as they are issued. They will exhibit the holder's name and number of shares and will be signed by the President or Vice-President and the Secretary or an Assistant Secretary, and will be sealed with the seal of the Corporation or a facsimile thereof. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

                  Section 2. Transfer of Shares. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Notwithstanding the foregoing, no transfer will be recognized by the Corporation if such transfer would violate federal or state securities laws, the Certificate of Incorporation, or any stockholders agreements which may be in effect at the time of the purported transfer.

                  Section 3. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may provide that the stock transfer books be closed for a stated period not to exceed, in any case, 60 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books must be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date, in any case, to be not more than 60 days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, will be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination will apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.


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                  Section 4. Registered Stockholders. The Corporation is
entitled to recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends, and to vote as such owner, and for all other purposes; and the Corporation is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.

                  Section 5. Lost Certificate. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                  Section 6. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such factions are determined, or (c) issue script or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such script or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but script or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The board of directors may cause script or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which script or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of script or warrants, or subject to any other conditions which the board of directors may impose.


                                   ARTICLE IX

                                     GENERAL

                  Section 1. Dividends. The board of directors may from time to time declare, and, if so declared, the Corporation pay, dividends on its outstanding shares of capital stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to law or the Certificate of Incorporation. Such dividends may be declared at any regular or special


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


meeting of the board, and the declaration and payment will be subject to all applicable provisions of law, the Certificate of Incorporation and these bylaws.

                  Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors may think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 3. Directors' Annual Statement. The board of directors will present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                  Section 4. Checks. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                  Section 5. Corporate Records. The Corporation will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class of shares held by each. All other books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the board of directors may from time to time determine.

                  Section 6. Seal. The corporate seal will have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

                  Section 7. Amendment. These bylaws may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such meeting, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal bylaws adopted or amended by the board.

                  Section 8. Indemnification. Except as otherwise provided in the Certificate of Incorporation, each director, officer and former director or officer of the Corporation, and any person who may have served or who may hereafter serve at the request of the Corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, is hereby indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law as may from time to time be in effect. Such indemnification will not be deemed exclusive of any other rights to which such director, officer or other person may be entitled under any agreement, vote of stockholders, or otherwise. Without limitation, nothing in this section shall limit any indemnification provisions in the Certificate of Incorporation.


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